UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 18, 2023

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38323	82-3074668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Ste 495
Charlottesville, VA 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Warrants	ADILW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Material Definitive Agreement.

On September 18, 2023, Adial Pharmaceuticals, Inc. (the “Company”) entered into a final acquisition agreement (the “FAA”) with Adovate, LLC (formerly known as Adenomed, LLC), a Virginia limited liability company (“Adovate”), to memorialize the sale effective on June 30, 2023 (the “Sale”) to Adovate of the assets and business of Purnovate, Inc. (“Purnovate”) pursuant to the Option Agreement for the Acquisition of Purnovate by Adenomed, LLC, dated as of January 27, 2023 (the “Option Agreement”), and related Option Exercise Agreement, dated May 8, 2023 (the “Option Exercise Agreement”).

The FAA memorializes the Sale as effected on June 30, 2023, pursuant to the Option Agreement and Option Exercise Agreement, provides for customary representations, warranties and indemnities by the parties, and sets the timing and final amount of the reimbursement to the Company by Adovate of the operating expenses incurred and paid by Purnovate, Inc. after December 1, 2022 (the “Reimbursable Expenses”).

The FAA provides that the Reimbursable Expenses shall be set at $1,050,000, of which $350,000 was previously paid on June 30, 2023 to the Company by Adovate, $350,000 will be paid within 48 hours following the execution of the FAA, which was paid and received on September 20, 2023, and $350,000 will be paid in increments of 25% of each equity raise by Adovate within 72 hours following the receipt of such proceeds and in full by December 2, 2023. The FAA also provides for anti-dilution protection from future Adovate equity raises in order to maintain at least 15% ownership in Adovate. The anti-dilution protection expires upon Adovate receiving $4,000,000 in cumulative funding since January 27, 2023.

The foregoing summary of the FAA does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the FAA attached as Exhibit 2.3 to this Current Report on Form 8-K, which is incorporated herein by reference. The representations, warranties and covenants contained in the FAA were made only for purposes of such agreement and as of a specific date, were solely for the benefit of the parties to the FAA and may be subject to limitations agreed upon by the contracting parties.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2023, William B. Stilley, a member of the Company’s Board of Directors (the “Board”), notified the Company of his decision to resign, effective as such date, from his position as a member of the Board and any other executive positions with the Company and its subsidiaries. The resignation was not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Option Agreement for the Acquisition of Purnovate, Inc. by Adenomed, LLC, dated as of January 27, 2023 (incorporated by reference Exhibit 2.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 1, 2023 (File No. 001-38323)
2.2	Option Exercise Agreement, dated May 8, 2023, by and between Adovate LLC and Adial Pharmaceuticals, Inc. (incorporated by reference Exhibit 2.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 10, 2023 (File No. 001-38323)
2.3	Final Acquisition Agreement, dated September 18, 2023, by and between Adovate LLC and Adial Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2023	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer

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